UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 30, 2023

Sunlight Financial Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39739	85-2599566
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 North Tryon Street, Suite 900, Charlotte, NC 28246
(Address of principal executive offices, including zip code)

(888) 315-0822
(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth below in Item 1.03 of this Current Report on Form 8-K regarding the Investment Agreement (as defined below), the Restructuring Support Agreement (as defined below), the Amendment to Tax Receivables Agreement (defined below), the Backstop Commitment Letter, (defined below), the Additional Advance Letter Agreement (defined below),and the Recharacterization Notice (defined below) is incorporated herein by reference.

Item 1.03	Bankruptcy or Receivership.

On October 30, 2023, Sunlight Financial Holdings Inc. (the “Company”) and each of its wholly owned subsidiaries – Sunlight Financial LLC, SL Financial Holdings Inc., SL Financial Investor I LLC and SL Financial Investor II LLC (such subsidiaries, together with the Company, the “Debtors”) – filed voluntary petitions (the cases commenced thereby, the “Bankruptcy Cases”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) (the “Chapter 11 Cases”). The Debtors have filed a motion with the Bankruptcy Court seeking to jointly administer the Bankruptcy Cases under the caption In re Sunlight Financial Holdings Inc., et al., and the proposed lead case number is 23-11794. Additional information about the Chapter 11 Cases can be found at www.omniagentsolutions.com/sunlight.

The Company has entered into (i) an Investment Agreement, dated as of October 30, 2023 (the “Investment Agreement”), with ED Umbrella Holdings, LLC (the “Plan Sponsor”), (ii) a related Restructuring Support Agreement, dated as of October 30, 2023 (“Restructuring Support Agreement”), with the Plan Sponsor, Cross River Bank (“CRB”), the other Debtors and certain holders of the Company’s Class A common stock (“Consenting Holders”, together with CRB and the Plan Sponsor, the “Consenting Parties”) and holders of tax benefit payments pursuant to the Tax Receivable Agreement (“Tax Receivables Agreement”), (iii) an amendment to the Tax Receivable Agreement (“Amendment to Tax Receivables Agreement”) with a supermajority of the TRA holders (“Supermajority TRA Holders”), (iv) a Backstop Commitment Letter by and among CRB, Sunlight Financial LLC, as borrower, and Sunlight Financial Holdings Inc., SL Financial Holdings Inc., SL Financial Investor I LLC, and SL Financial Investor II LLC, each as guarantors (the “Backstop Commitment Letter”), (v) the Additional Advance Letter Agreement, by and among the Company, Sunlight Financial LLC, SL Financial Holdings Inc., SL Financial Investor I LLC, SL Financial Investor II LLC and CRB (the “Additional Advance Letter Agreement”), and (vi) a Recharacterization Notice (the “Recharacterization Notice”), dated as of October 30, 2023, from CRB, and acknowledged and agreed to by Sunlight Financial Holdings Inc., Sunlight Financial LLC, SL Financial Holdings Inc., SL Financial Investor I LLC, and SL Financial Investor II LLC. ED Umbrella Holdings, LLC represents a consortium of established investors in the solar energy industry, including Greenbacker Capital Management, and IGS Ventures.

Pursuant to the Investment Agreement, the Plan Sponsor will sponsor the Debtors in the plan of reorganization contemplated by the Restructuring Support Agreement (the “Prepackaged Plan”) to be filed by the Company with support of the Plan Sponsor (the “Plan Sponsor Transaction”). Subject to the terms and conditions of the Investment Agreement and the Restructuring Support Agreement, at the effective time (“Effective Time”) of the Prepackaged Plan, the Plan Sponsor has agreed to make a direct investment of $15,000,000 (the “Purchase Price”) in the Company in exchange for (i) 87.5% of the New Equity (as defined in the Prepackaged Plan) in the reorganized Company (subject to dilution by New Equity to be issued under the Management Incentive Plan (as defined in the Prepackaged Plan) and the conversion of any convertible notes following the Effective Date (as defined in the Prepackaged Plan)), (ii) the Company will enter into a Third Amended and Restated Loan Program Agreement and a Third Amended and Restated Loan Sale Agreement (collectively the “A&R Loan Program Agreements”) and an Amended and Restated Loan and Security Agreement (the “A&R Loan and Security Agreement”), and (iii) CRB’s impairment of certain of its chapter 11 claims, and (iv) CRB’s entry into a Note Purchase Agreement with the Company pursuant to which CRB will provide exit financing to the reorganized Company in the form of a convertible delayed-draw promissory note in an aggregate principal amount of $20,000,000. CRB will receive 12.5% of the New Equity in the reorganized Company (subject to dilution by New Equity issued under the Management Incentive Plan and the conversion of any convertible notes following the Effective Date) in consideration of clauses (i) through (iv) in the preceding sentence. At the Effective Time, the Plan Sponsor and CRB will become the only holders of equity interests in the Company and, by virtue of such holdings, will each be entitled to a beneficial interest (proportionate to their respective equity interests in the Company) in the reorganized Company’s assets. If the Debtors do not consummate the Plan Sponsor Transaction, the Debtors will instead consummate a transaction with CRB (the “CRB Transaction”). Pursuant to the CRB Transaction, CRB will, in exchange for 100% of the New Equity, subject to dilution by New Equity issued under the Management Incentive Plan and the conversion of any convertible notes following the Effective Date, and certain cash payments, commit to a direct investment of the reorganized Company, enter into the A&R Loan Program Agreements and the A&R Loan and Security Agreement, impair certain of its chapter 11 claims, as set forth in the Prepackaged Plan, and provide $20,000,000 in exit financing in the form of delayed-draw notes convertible into New Equity.

In connection with the execution of the Investment Agreement, Plan Sponsor will deposit $7,500,000 into escrow (the “Escrowed Funds”). Upon the closing of the transactions contemplated under the Investment Agreement, the escrow deposit will be released to the Company and credited against the Purchase Price, and the Plan Sponsor will pay the Company the remaining portion of the Purchase Price. Upon termination of the Investment Agreement under certain circumstances, the Company is entitled to receipt of the Escrowed Funds.

The Investment Agreement contains customary representations, warranties and covenants and is subject to customary conditions including approval of the Bankruptcy Court. At the closing, the Company will reimburse Plan Sponsor up to $1,500,000 for its reasonable and documented expenses incurred in connection with the Investment Agreement. The Investment Agreement does not impose any post-closing indemnification obligations on the Company.

The Investment Agreement may be terminated by either the Company or the Plan Sponsor (subject to certain limitations) (i) by mutual consent, (ii) if the closing of the transactions contemplated thereunder has not occurred by December 29, 2023, (iii) if a court or other governmental body issues an order permanently restraining, enjoining or making illegal the consummation of the transactions contemplated under the Investment Agreement or (iv) the Restructuring Support Agreement is terminated. The Company may terminate the Investment Agreement (subject to certain limitations) (i) under certain specified circumstances to enter a definitive agreement in respect of a superior proposal (as described below), (ii) if the Company’s board of directors determines in good faith that causing the Company to perform its obligations under the Investment Agreement would be inconsistent with the board’s fiduciary duties, (iii) the Plan Sponsor materially breaches its representations, warranties or covenants, or (iv) if (w) all the closing conditions have been satisfied or waived, (x) the Plan Sponsor fails to consummate the closing in accordance with the Investment Agreement, (y) the Company delivers notice to the Plan Sponsor that it is ready, willing and able to consummate the transactions and (z) the Plan Sponsor has failed to consummate the transactions within three (3) business days following delivery of such notice. The Plan Sponsor may terminate the Investment Agreement (subject to certain limitations), among other reasons, upon the Company’s breach, failure to perform or violation of its covenants or agreements, or if any of the Company’s representations and warranties become inaccurate and incapable of being cured within the required time period. Upon termination of the Investment Agreement under certain specified circumstances, the Company may be required to pay to the Plan Sponsor a termination fee of $450,000 (the “Termination Fee”) and reimbursement of the Plan Sponsor’s reasonable and documented costs and expenses (including attorneys’ fees) up to $1,050,000. Upon termination of the Investment Agreement by the Plan Sponsor or CRB under certain circumstances, the Company may be required to reimburse Plan Sponsor’s reasonable and documented costs and expenses (including attorneys’ fees) up to $1,500,000.

The Company has agreed that it will not solicit inquiries or proposals or engage in negotiations or have discussions regarding an alternative transaction, except as expressly permitted in the Investment Agreement. Subject to the terms and conditions of the Investment Agreement, the Company may terminate the Investment Agreement in order to enter into a definitive agreement in respect of a superior proposal if the board of directors of the Company determines in good faith, after consultation with its outside legal counsel, that failure to take such action would result in a breach of the fiduciary duties of the board of directors of the Company under applicable law, and after the Company has provided notice to the Plan Sponsor and provided such Plan Sponsor the opportunity to negotiate with the Company to improve the terms of the Investment Agreement. As noted above, in the event the Company terminates the Investment Agreement in connection with such a superior proposal, it has agreed to pay to the Plan Sponsor the Termination Fee plus the Plan Sponsor’s reasonable and documented costs and expenses (including attorneys’ fees) incurred in connection with the Plan Sponsor’s entry into and performance under the Investment Agreement in an amount not to exceed $1,050,000.

Restructuring Support Agreement

Pursuant to the Restructuring Support Agreement each Consenting Party agrees, severally and not jointly, that, solely for the duration of the period until the effective date of the Prepackaged Plan or the termination of the Restructuring Support Agreement in accordance with its terms (“Support Period”) (except as otherwise noted below) it will, among other things:

•	not directly or indirectly, through any Person (as defined in the Restructuring Support Agreement) (including any trustee), seek, solicit, propose, support, assist, engage in negotiations in connection with or participate in the formulation, preparation, filing, or prosecution of any alternative restructuring
•	not direct any party to take any action inconsistent with its obligations under the Restructuring Support Agreement or the Prepackaged Plan;
•	negotiate in good faith and use commercially reasonable efforts to negotiate, execute and deliver the definitive documents contemplated by the Restructuring Support Agreement;
•	not take any action that would reasonably be expected to interfere with the implementation or consummation of the Prepackaged Plan;
•	use commercially reasonable efforts to pursue any necessary federal, state, and local regulatory approvals to enable confirmation of the Prepackaged Plan and negotiate, in good faith, appropriate additional or alternative provisions to address any impediments;

•	during the Support Period and after the plan effective date, not directly or indirectly pursue any claims it may have (whether held directly or indirectly) against the released parties, including the current and former directors and officers of the Company; and
•	consent to and not opt-out of the releases of the Released Parties (as defined in the Restructuring Support Agreement).

CRB agrees that, solely for the duration of the Support Period it will, among other things:

•	vote its CRB Claims (as defined in the Prepackaged Plan) to accept the Prepackaged Plan by delivering the Consenting Creditor’s (as defined in the Prepackaged Plan) duly executed and completed ballot accepting the Prepackaged Plan prior to the deadline for such delivery and not change or withdraw (or cause or direct to be changed or withdrawn) any such vote or release;
•	will not sell, transfer, loan, issue, pledge, hypothecate, assign, or otherwise dispose of or offer or contract to pledge, encumber, assign, sell or otherwise transfer directly or indirectly, in whole or in part, any CRB Claims except as otherwise provided in the Restructuring Support Agreement; and
•	in response to the termination of the Investment Agreement in accordance with its terms, take all such actions as are reasonably necessary or advisable so that the CRB Transaction may be consummated as promptly as practicable on the terms contemplated under the Prepackaged Plan, including entry into an investment agreement on terms that are substantially similar to the Investment Agreement.

The Plan Sponsor agrees that it will fulfill or comply with any of the undertakings, representations, warranties, and covenants of the Plan Sponsor set forth in the Investment Agreement in all material respects.

The Company agrees that it will, among other things:

•	support and take all actions necessary to effectuate and facilitate the restructuring transactions, embodied in the Prepackaged Plan, the solicitation, approval and entry of the confirmation order, and confirmation and consummation of the Prepackaged Plan within the timeframes contemplated by the Restructuring Support Agreement;
•	not direct any party to take any action inconsistent with its obligations under the Restructuring Support Agreement or the Prepackaged Plan, and, if such party takes any action inconsistent with the Company’s obligations use its commercially reasonable efforts to cause the party to cease, withdraw, and refrain from taking any such action;
•	not take any action that would reasonably be expected to interfere with the implementation or consummation of the restructuring transactions embodied in the Prepackaged Plan;
•	work in good faith to negotiate, deliver and execute (where applicable) the remaining definitive documents contemplated by the Restructuring Support Agreement and obtain approval by the Bankruptcy Court of the solicitation materials and entry of the confirmation order in accordance with the Bankruptcy Code, the Bankruptcy Rules (as defined in the Prepackaged Plan) and the timeframes set forth in the Restructuring Support Agreement;
•	use commercially reasonable efforts to pursue and obtain any and all necessary federal, state, and local regulatory and/or third-party approvals for the restructuring transactions embodied in the Prepackaged Plan;

•	pay the Restructuring Expenses (as defined in the Restructuring Support Agreement) promptly upon invoice;
•	to the extent any legal or structural impediments arise that would prevent, hinder or delay the consummation of the Prepackaged Plan and restructuring transactions embodied therein, negotiate, in good faith, appropriate additional or alternative provisions to address any such impediments;
•	operate the Company’s business in the ordinary course in a manner consistent with past practice in all material respects (other than any changes in operations resulting from or relating to the Prepackaged Plan or the commencement of the Chapter 11 Cases); and
•	not directly or indirectly seek, solicit, or propose any alternative restructuring and provide CRB’s counsel with all documentation received in connection with any alternative restructuring proposal received by the Company.

Amendment to Tax Receivables Agreement

Under the Amendment to Tax Receivables Agreement the Tax Receivables Agreement will be terminated in its entirety on the date the Restructuring Support Agreement becomes effective and no party to the Tax Receivables Agreement will have any further rights, benefits or obligations under the Tax Receivables Agreement of any kind.

The Recharacterization Notice

Pursuant to the Recharacterization Notice, certain loans held by CRB under the Loan Program Agreements will be recharacterized and treated as retained loans. Additionally, pursuant to the Recharacterization Notice, Sunlight Financial LLC agreed as a condition precedent to its plan of reorganization to establish an escrow account at CRB, in which Sunlight Financial LLC will deposit amounts advanced by CRB in respect of such recharacterized retained loans which Sunlight Financial LLC has withheld from installers pending disbursement thereto.

Backstop Commitment Letter

Pursuant to the Backstop Commitment Letter, CRB has agreed to backstop up to $10,000,000 of certain monies held in certain holdback accounts on the Petition Date (as defined in the Prepackaged Plan) utilized by the Debtors from the Petition Date to the RSA Termination Date (as defined in the Backstop Commitment Letter) for any reason other than to pay amounts owed to Installers (as defined in the Loan and Security Agreement) in the ordinary course upon the satisfaction of certain milestones relating to a project. The amounts advanced pursuant to the Backstop Commitment Letter (the “Backstop Loans”) shall bear interest at a rate of 10% per annum, payable on the first day of each month by being capitalized and added to the principal amount of the Backstop Loans, and the Backstop Loans shall mature on the date that is ninety (90) days after the Backstop Funding Date (as defined in the Backstop Commitment Letter).

Additional Advance Letter Agreement

The Debtors have entered into an Additional Advance Letter Agreement with CRB dated October 30, 2023. Pursuant to this agreement, CRB has agreed to permit Sunlight Financial LLC and certain of its affiliates to withdraw restricted cash currently held by CRB in a designated delinquent receivables collateral account established under the Solar Loan Program Agreement to fund ongoing business operations. Approximately $4.4 million is deposited in the collateral account and subject to use under the terms of the Additional Advance Letter Agreement. Any use of deposits in the collateral account creates repayment obligations in favor of CRB of the same amount. Obligations under the Additional Advance Letter Agreement will (i) constitute Secured Obligations (as defined in the Loan and Security Agreement) under the Loan and Security Agreement and (ii) are guaranteed and secured by the Company, SL Financial Investor I LLC and SL Financial Investor II LLC. The obligations under the Additional Advance Letter Agreement will be due as of the Petition Date (as defined in the Prepackaged Plan) but only payable on the earlier of January 30, 2024 and the occurrence of the Effective Date (as defined in the Prepackaged Plan).

The forgoing descriptions of the Investment Agreement, the Restructuring Support Agreement, the Amendment to Tax Receivables Agreement, the Recharacterization Notice, the Backstop Commitment Letter, and the Additional Advance Letter Agreement are qualified in their entirety by reference to such agreements, copies of which are filed herewith as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, Exhibit 10.5, and Exhibit 10.6 respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or Obligation under an Off Balance Sheet Arrangement of a Registrant.

The items set forth above in Item 1.03 of this Current Report on Form 8-K are hereby incorporated herein by reference.

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement.

The commencement of the Bankruptcy Cases constitutes an event of default that accelerated the obligations under the following debt instruments (collectively, the “CRB Agreements”). The Company believes that any efforts to enforce such payment obligations under the CRB Agreements are automatically stayed as a result of the filing of the petitions for relief and the holders’ rights of enforcement in respect of the CRB Agreements are subject to the applicable provisions of the Bankruptcy Code.

•	the Loan and Security Agreement (the “Loan and Security Agreement”), dated as of April 25, 2023, and as amended by the Omnibus Waiver and Amendment to Loan and Security Agreement and Loan Program Agreements, dated as of September 12, 2023, by and among CRB, Sunlight Financial LLC and SL Financial Holdings Inc.;
•	the Second Amended and Restated Loan Program Agreement (the “Solar Loan Program Agreement”), dated as of April 25, 2023, by and between CRB, Sunlight Financial LLC and SL Financial Holdings Inc.;
•	the Second Amended and Restated Loan Sale Agreement, dated as of April 25, 2023, by and between CRB and Sunlight Financial LLC;
•	the Amended and Restated Home Improvement Loan Program Agreement (the “HI Loan Program Agreement” and, together with the Solar Loan Program Agreement, the “Loan Program Agreement”), dated as of April 25, 2023, by and between CRB, Sunlight Financial LLC and SL Financial Holdings Inc.; and
•	the Amended and Restated Home Improvement Loan Sale Agreement, dated as of April 25, 2023, by and between CRB and Sunlight Financial LLC.

As of the date of this filing, the Company has approximately $109.9 million outstanding under the CRB Agreements.

Item 7.01	Regulation FD Disclosure.

On October 30, 2023, the Company issued a press release announcing the filing of the Bankruptcy Cases. A copy of the press release is being furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 to this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Forward Looking Statements

Certain statements in this report and the exhibits attached hereto are forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of Section 27A of the Securities Act, and Section 21E of the Exchange Act. In addition, Company representatives may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “anticipate,” believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “may,” “will,” “could,” “should,” “seek” and similar expressions. Forward-looking statements reflect the Company’s current expectations and assumptions regarding its business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and the Company’s current business plans. Actual results could vary materially depending on risks and uncertainties that may affect the Company’s operations, markets, services, prices and other factors as discussed in the Risk Factors section of the Company’s filings with the SEC. While management believes the Company’s assumptions are reasonable, the Company cautions against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for management to anticipate all factors that could affect the Company’s actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the Debtors’ ability to obtain the approval of the Bankruptcy Court with respect to motions filed in the Chapter 11 Cases and the outcomes of Bankruptcy Court rulings and the Chapter 11 Cases in general, the effectiveness of the overall restructuring activities pursuant to the Chapter 11 Cases and any additional strategies that the Debtors may employ to address their liquidity and capital resources, the actions and decisions of creditors, regulators and other third parties that have an interest in the Chapter 11 Cases, restrictions on the Debtors due to the terms of any agreement that the Debtors may enter into in connection with the Chapter 11 Cases and restrictions imposed by the Bankruptcy Court, increased legal and other professional costs necessary to execute the Debtors’ restructuring, the trading price and volatility of the Company’s common stock and the other factors listed in the Company’s SEC filings. For a more detailed discussion of these and other risk factors, see the Risk Factors section in the Company’s most recent Annual Report on Form 10-K and the Company’s other filings made with the SEC. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by the Company and Company representatives speak only as of the date on which they are made. Factors or events that could cause actual results to differ may emerge from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description
10.1	Investment Agreement, dated October 30, 2023, by and between ED Umbrella Holdings, LLC and Sunlight Financial Holdings Inc.*
10.2	Restructuring Support Agreement, dated October 30, 2023, by and among Sunlight Financial Holdings Inc., ED Umbrella Holdings, LLC, Sunlight Financial LLC, SL Financial Holdings Inc., SL Financial Investor I LLC and SL Financial Investor II LLC, Cross River Bank, and the Consenting Holders
10.3	Amendment to Tax Receivables Agreement, dated October 30, 2023, by and among Sunlight Financial Holdings, Inc. and certain TRA Holders
10.4	Backstop Commitment Letter, dated October 30, 2023, by and between Sunlight Financial Holdings Inc., Sunlight Financial LLC, SL Financial Investor I LLC, SL Financial Investor II LLC, SL Financial Holdings Inc. and Cross River Bank
10.5	Additional Advance Letter Agreement, dated as of October 30, 2023, by and between Sunlight Financial Holdings Inc., Sunlight Financial LLC, SL Financial Holdings Inc., SL Financial Investor I LLC, SL Financial Investor II LLC and Cross River Bank
10.6	Recharacterization Notice, dated as of October 30, 2023, from Cross River Bank, to be acknowledged and agreed to by Sunlight Financial LLC, SL Financial Holdings Inc., SL Financial Investor I LLC, and SL Financial Investor II LLC
99.1	Press release issued by Sunlight Financial Holdings Inc., dated October 30, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Sunlight Financial Holdings Inc. hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission; provided, that Sunlight Financial Holdings Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNLIGHT FINANCIAL HOLDINGS INC.

By:	/s/ Matthew Potere
Matthew Potere
Chief Executive Officer

Date: October 31, 2023